EXHIBIT (99)-2

                            HEALTHSOUTH CORPORATION

                         NOTICE OF GUARANTEED DELIVERY
                                 FOR TENDER OF
                            ANY AND ALL OUTSTANDING
                          6.875% SENIOR NOTES DUE 2005
                                      AND
                           7.0% SENIOR NOTES DUE 2008
                              IN EXCHANGE FOR NEW
                          6.875% SENIOR NOTES DUE 2005
                                      AND
                          7.0% SENIOR NOTES DUE 2008,
                                  RESPECTIVELY

     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used by registered holders of outstanding 6.875% Senior Notes due 2005 and/or 7.0% Senior Notes due 2008 (collectively the "Old Notes") of HEALTHSOUTH Corporation, a Delaware corporation (the "Issuer"), who wish to tender their Old Notes for an equal principal amount of new 6.875% Senior Notes due 2005 and 7.0% Senior Notes due 2008 (the "New Notes") of the same maturity that have been registered under the Securities Act of 1933, as amended (the "Securities Act") if (i) the Old Notes, a duly completed and executed Letter of Transmittal (as defined in the Prospectus) and all other required documents cannot be delivered to PNC Bank, N.A. (the "Exchange Agent") prior to 5:00 P.M., New York City time, on the Expiration Date (as defined in the Prospectus referred to below) or (ii) the procedures for delivery of the Old Notes being tendered by book-entry transfer, together with a duly completed and executed Letter of Transmittal, cannot be completed on or prior to 5:00 P.M., New York City time, on the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery), to the Exchange Agent. See "The Exchange Offer -- Procedures for Tendering" in the Prospectus. The Issuer has the right to reject a tender of Old Notes made pursuant to the guaranteed delivery procedures unless the registered holder using the guaranteed delivery procedure submits either (a) the Old Notes tendered thereby, in proper form for transfer, or (b) confirmation of book-entry transfer in the manner set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents by 5:00 P.M., New York City time, on the third New York Stock Exchange trading day following the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

                 The Exchange Agent for The Exchange Offer is:

                                 PNC BANK, N.A.


   By Registered or Certified Mail       Facsimile Transmissions:       By Hand Or Overnight Delivery:
                                       (Eligible Institutions Only)
       500 West Jefferson Street              (502) 581-2705               500 West Jefferson Street
      Louisville, Kentucky 40202                                          Louisville, Kentucky 40202
  Attn: Corporate Trust Department                                     Attn: Corporate Trust Department
                      or                                                              or
              PNC Bank, N.A.                                                    PNC Bank, N.A.
  c/o The Depository Trust Company                                     c/o The Depository Trust Company
             55 Water Street                                                    55 Water Street
       New York, New York 10041                                            New York, New York 10041
   Attn: Messrs. Cumia or Ballner                                       Attn: Messrs. Cumia or Ballner
              (212) 558-2460                                                    (212) 558-2460

                                           Confirm By Telephone:
                                              (502) 581-3029

                                           For Information Call:
                                              (502) 581-3029



     Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery via facsimile to a number other than as set forth above will not constitute a valid delivery.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:


     The undersigned hereby tenders to the Issuer, upon the terms and subject to the conditions set forth in Prospectus dated September 14, 1998 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of the Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedures" and in instruction 2 to the Letter of Transmittal.

                       DESCRIPTION OF SECURITIES TENDERED


   NAME AND ADDRESS OF        CERTIFICATE

 REGISTERED HOLDER AS IT       NUMBER(S)      MATURITY OF     AGGREGATE PRINCIPAL     PRINCIPAL AMOUNT OF
    APPEARS ON THE OLD       OF OLD NOTES      OLD NOTES       AMOUNT REPRESENTED          OLD NOTES
   NOTES (PLEASE PRINT)        TENDERED         TENDERED         BY OLD NOTES*             TENDERED

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* Must be tendered only in integral multiples of $1,000.

If the Old Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:
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All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                PLEASE SIGN HERE

X                                Date:                , 1998
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X                                Date:                , 1998
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Signature(s) of Owner(s)
or Authorized Signatory

Area Code and Telephone Number:
                               --------------------

Must be signed by the holder(s) of the Old Notes as their name(s) appear(s) on certificates of the Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery.

If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must be set forth his or her full title below.

                      Please print name(s) and address(es)

Name(s):
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Capacity:
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Address(es):
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                   THE FOLLOWING GUARANTEE MUST BE COMPLETED

                             GUARANTEE OF DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution", including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either (a) the Old Notes tendered hereby, in proper form for transfer, or (b) confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at the Depository Trust Company ("DTC") maintained for such purpose, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents by 5:00 P.M., New York City time, on the third New York Stock Exchange trading day following the Expiration Date.

     The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.



Name of Firm:
             ---------------------       ---------------------------------------
                                         (Authorized Signature)

Address:                                 Title:
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                                         Name:
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                        (zip code)                  (Please type or print)
Area Code and
 Telephone Number:                       Date:
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NOTE: DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. CERTIFICATES FOR OLD NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.